Exhibit 99.2

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Super
Community

Bank
Conference
Nov 4 - 5
2004

Forward-Looking Statement

This presentation contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Company Profile

•                  State Chartered - Opened 1991

•                  Assets of $500 million

•                  Deposits of $425 million

•                  13 branches, headquartered in Clinton, NJ

•                  Strategic commercial lending focus

•                  Nationally recognized SBA lender

Unity Footprint

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Unity “Commandments”

•                  Treat all employees and customers with dignity and respect

•                  Provide the highest level of service for our customers

•                  Increase the profits of the bank

•                  Always do the right thing

Experienced Management Team

Name	Title	Years Banking Experience

Jim Hughes, CPA	President and CEO	22

Alan Bedner, CPA	Executive VP, CFO	11

Mike Bono	Executive VP, Retail	36

Mike Downes	Executive VP, CLO	19

John Kauchak	Executive VP, COO	24

Kelly Stashko	Executive VP, Communications Group	18

Performance Ratios

			YTD	QTD
	2002	2003	9/30/04	9/30/04
Earnings Per Diluted Share	$0.60	$0.77	$0.65	$0.23
Return on Assets	0.91%	1.04%	1.11%	1.17%
Return on Common Equity	13.95%	16.05%	16.61%	17.39%
Efficiency Ratio	66.18%	66.59%	64.60%	62.55%

Total Assets

In millions

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Total Loans

In millions

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Loans by Type

(5 quarters)

In millions

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Prudent Credit Culture

•                  Experienced Lenders

•                  Comprehensive Approval Process

•                  Reliance on Cash Flow and Collateral

•                  External and Internal Loan Review Process

•                  Experienced Asset Management Process

Non-performing Assets Allowance for Loan Losses

In millions

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Credit Quality & Net Charge-offs

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Total Deposits

In millions

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Deposits

In millions

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Business of the Month

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Kids Corner

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Café Unity

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Cyber Café

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Advertisements

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Shareholders’ Equity

In millions

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Capital Ratios

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Statement of Operations

In thousands

	Year end December 31,				Q1 - Q3
	2000	2001	2002	2003	2004 YTD

Net interest income	$11,695	$12,190	$15,723	$17,867	$14,091
Provision for loan losses	716	1,400	2,350	1,600	825
Non-interest income	7,666	5,391	7,991	8,343	5,761
Non-interest expense	23,718	14,522	15,544	17,329	12,778
Net income (loss) before	(5,073)	1,659	5,820	7,281	6,248
Tax expense (benefit)	839	(382)	2,111	2,698	2,277
Net income (loss)	$(5,912)	$2,041	$3,709	$4,583	$3,971

In thousands

	Quarters Ended				Q3
	9/30/2003	12/31/03	3/31/2004	06/30/04	9/30/2004

Net interest income	$4,466	$4,619	$4,618	$4,494	$4,979
Provision for loan losses	375	375	250	250	325
Non-interest income	2,125	2,123	1,881	1,895	1,985
Non-interest expense	4,167	4,906	4,403	4,019	4,356
Net income before tax	2,049	1,461	1,846	2,120	2,283
Tax expense	747	547	652	773	852
Net income	$1,302	$914	$1,194	$1,347	$1,431

Diluted EPS	0.22	0.15	0.20	0.22	0.23

Net Interest Margin

(5 Quarters)

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Non-interest Income

(5 Quarters)

In thousands

	09/30/03	12/31/03	03/31/04	06/30/04	09/30/04

Deposit Svc Charges	$436	$448	$406	$483	$383
Loan and servicing fees	574	477	471	510	448
Sale of SBA loans	831	738	738	669	948
Other income	309	378	213	215	206
Gain on sale of securities	(25)	82	53	18	—
Total non-interest income	2,125	2,123	1,881	1,895	1,985

Non-interest Expense

(5 Quarters)

In thousands

	09/30/03	12/31/03	03/31/04	06/30/04	09/30/04

Comp. and benefits	$2,135	$2,304	$2,239	$2,060	$1,956
Occupancy	436	510	529	511	533
Processing and comm.	274	242	252	252	258
Item Processing	242	220	221	223	228
Furniture and equipment	257	285	263	258	308
Professional fees	217	877	231	161	125
Deposit insurance	16	15	15	16	15
Loan servicing costs	225	140	180	156	169
Other expenses	365	313	473	382	764
Total non-int expense	4,167	4,906	4,403	4,019	4,356

Key Investment Appeals

•                  Top Quartile Performance Ratios

•                  Continued Earnings Momentum

•                  Focus on Deposit and Loan Growth

•                  Leader in SBA Lending

•                  Insider Ownership

•                  Attractive Valuation

Ratios

	Unity	Peer Avg
Performance Ratios (%):
ROAA	1.17	0.90
ROAE	17.39	11.30
Net Interest Margin	4.30	3.99
Efficiency Ratio	62.55	67.00
Loans / Deposits	81.12	69.34

Market Ratios:
Price/Earnings (x)	13.36	18.14
Price/Book (%)	206.19	199.23
Dividend Yield (%)	1.30	1.33

Stock Price

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